EXHIBIT 99.1


   Contact:  Richard T. Haston                        For Immediate Release
             662-324-4258

                      CADENCE FINANCIAL CORPORATION REPORTS
                             SECOND QUARTER RESULTS

       (Updated on August 4, 2006 to reflect reclassification of $407,000 related to early extinguishment of debt)

STARKVILLE, Miss. -- (July 20, 2006) -- Cadence Financial Corporation (AMEX:NBY), a financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported net income to $3.5 million, or $0.36 per diluted share, for the second quarter ended June 30, 2006.

"Net interest income rose 7.5% to $12.1 million in the second quarter of 2006 due to continued growth in margins and loans compared with the second quarter of last year," stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. "Total loans are up 13.6% from the second quarter of 2005 and benefited from the addition of our new offices in Birmingham and Nashville. We also experienced solid loan growth in Memphis and Tuscaloosa."

"We are very pleased with our progress in Birmingham and Nashville. Our management teams in these fast-growing markets are ahead of schedule in building new customer relationships and booking new loans. We expect them to be solid contributors to our growth in 2006. We are also on schedule to complete the acquisitions of SunCoast Bancorp, Inc. in Florida and Seasons Bancshares, Inc. in Georgia later this year. In May, we sold 2.76 million shares of Cadence common stock, raising $50.6 million in new capital that will be used, in part, to fund the acquisitions. We believe the combination of our newer markets and proposed acquisition markets will provide Cadence with an excellent opportunity to build our loan portfolio in the future," stated Mr. Mallory.

Second Quarter Results
Net interest income rose 7.5% to $12.1 million in the second quarter of 2006 compared with $11.2 million in the second quarter of 2005. The growth in net interest income was due to an 8.6% increase in average earning assets and a 4 basis point increase in net interest margin.

Total interest income rose 26.0% to $22.4 million for the second quarter of 2006 compared with $17.8 million in the second quarter of 2005. Interest and fees on loans increased 29.8% due to a 117 basis point increase in average yields and a $77.7 million increase in average loan balances from the second quarter of 2005. Interest and dividends on investment securities rose 11.0% to $5.4 million compared with the second quarter of 2005 due to a 26 basis point improvement in yield and a $21.2 million increase in average investment securities.

Cadence's provision for loan losses was $827,000 in the second quarter of 2006 compared with $358,000 in the same period last year. The increase was primarily related to growth in the loan portfolio since last year. At the end of the second quarter, the reserve for loan losses was $10.1 million, or 1.10% of total loans, compared with $10.8 million, or 1.33% of total loans, in the second quarter of 2005. The reserve increased to 447% of non-performing loans at the end of the second quarter of 2006, up from 254% in the second quarter of the prior year. Net interest income after provision for loan losses rose 3.5% to $11.3 million in the second quarter compared with $10.9 million last year. The Company is funding its reserves for loan losses at the maximum level permitted by its evaluation of reserve adequacy.

Non-interest income rose to $5.39 million in the first quarter of 2006 compared with $4.95 million in the first quarter of 2005. Cadence experienced growth in service charges and other non-interest income; however, these increases were partially offset by lower insurance commissions, mortgage fee income and gains on securities. The Company also recorded a gain of $407,000 on the early extinguishment of approximately $13 million of Federal Home Loan Bank borrowings that were assumed as part of the acquisition of Enterprise Bank in 2004. The $407,000 gain was included as part of other non-interest income.

Non-interest expenses increased 4.1% to $11.8 million compared with the second quarter of 2005. The increase was due primarily to expenses associated with the de novo branch expansions into Birmingham and Nashville, including higher premises expense, salary and employee benefits; and the addition of branches in Memphis.

Income before taxes was $4.8 million in the second quarter of 2006 compared with $4.5 million in the second quarter of 2005. The tax rate for the second quarter of 2006 was 27.5% compared with 25.3% in the same period last year.

Net income for the second quarter of 2006 was $3.5 million, or $0.36 per diluted share, compared with net income of $3.3 million, or $0.41 per diluted share, in the second quarter of 2005. Diluted average weighted shares outstanding increased 19.7% to 9.8 million in the second quarter of 2006 compared with 8.2 million in the second quarter of 2005. The additional shares are attributable to Cadence's stock offering of 2.76 million shares that closed effective May 9, 2006.

"We are pleased with the growth in second quarter's net income since it includes the costs associated with our new de novo branches in Birmingham and Nashville," continued Mr. Mallory. "We expect the new offices to be significant contributors to our loan growth in 2006.

"SunCoast shareholders recently approved the merger with Cadence and we expect to close the acquisition in mid-August. The acquisition of Seasons Bancshares is scheduled to close in late October. We believe the addition of these markets in Florida and Georgia will provide Cadence with additional opportunities for growth in the future," concluded Mr. Mallory.

Return on average assets was 0.9% in the second quarter of 2006 compared with 1.0% in the second quarter of 2005. Return on average equity was 9.8% in the second quarter of 2006 compared with 11.5% in the second quarter of 2005. This decline was primarily due to the increase in equity due to the stock offering.

2006 Expectations
Cadence expects earnings for 2006 to be in the range of $1.39 to $1.45 per diluted share compared with $1.68 reported in 2005. The 2006 earnings estimate includes the additional shares attributable to a $50.6 million common stock offering completed in May and the planned acquisitions of banks in Florida and Georgia. If the earnings per share for 2005 had been computed based on the number of average outstanding shares used to compute the 2006 expected earnings, the $1.68 per diluted share would have been $1.32.

Expectations for the third quarter of 2006 are for net income to be in the range of $0.35 - $0.38 per diluted share, including the effect of shares issued in the recent offering and shares to be issued in the Florida acquisition. Cadence reported net income of $0.42 per diluted share in the third quarter of 2005.

The announced expansions are consistent with the Company's plans to transition itself into a stronger and more profitable franchise and increase long-term shareholder value by establishing a presence in higher growth markets.

About Cadence Financial Corporation
Cadence Financial Corporation is a financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee and Alabama. Cadence's stock is listed on the American Stock Exchange under the ticker symbol of NBY.

Forward-Looking Statements
This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share data)
                                               FOR THE THREE MONTHS       FOR THE SIX MONTHS
                                                   ENDED JUNE 30             ENDED JUNE 30
                                                   -------------             -------------
                                                 2006         2005         2006         2005
                                                 ----         ----         ----         ----
INTEREST INCOME:

Interest and Fees on Loans                   $   16,580   $   12,772   $   32,003   $   25,053
Interest and Dividends on Investment
 Securities                                       5,424        4,887       10,443        9,776
Other Interest Income                               384          111          553          251
                                             -----------  -----------  -----------  -----------
   Total Interest Income                         22,388       17,770       42,999       35,080


INTEREST EXPENSE:

Interest on Deposits                              7,825        4,643       14,438        8,950
Interest on Borrowed Funds                        2,477        1,887        4,733        3,705
                                             -----------  -----------  -----------  -----------
   Total Interest Expense                        10,302        6,530       19,171       12,655
                                             -----------  -----------  -----------  -----------
   Net Interest Income                           12,086       11,240       23,828       22,425
Provision for Loan Losses                           827          358        1,228          993
                                             -----------  -----------  -----------  -----------
   Net Interest Income After Provision for
    Loan Losses                                  11,259       10,882       22,600       21,432
                                             -----------  -----------  -----------  -----------


OTHER INCOME:

Service Charges on Deposit Accounts               2,243        2,035        4,228        3,905
Trust Department Income                             585          593        1,111        1,099
Insurance Commission and Fee Income               1,099        1,222        2,224        2,356
Mortgage Loan Fee Income                            183          216          323          393
Other Non-Interest Income                         1,267          791        2,234        2,337
Gains (Losses) On Securities - Net                   17           97           19           94
                                             -----------  -----------  -----------  -----------
   Total Other Income                             5,394        4,954       10,139       10,184
                                             -----------  -----------  -----------  -----------


OTHER EXPENSE:

Salaries and Employee Benefits                    6,797        6,494       13,589       12,387
Net Premises and Fixed Asset Expense              1,618        1,495        3,194        3,108
Other Operating Expense                           3,419        3,377        6,685        6,379
                                             -----------  -----------  -----------  -----------
   Total Other Expense                           11,834       11,366       23,468       21,874
                                             -----------  -----------  -----------  -----------


Income Before Income Taxes                        4,819        4,470        9,271        9,742
Applicable Income Tax Expense                     1,325        1,131        2,527        2,661
                                             -----------  -----------  -----------  -----------
   Net Income                                $    3,494   $    3,339   $    6,744   $    7,081
                                             ===========  ===========  ===========  ===========

Earnings Per Share:
   Basic                                     $     0.36   $     0.41   $     0.75   $     0.87
   Diluted                                   $     0.36   $     0.41   $     0.75   $     0.87
                                             ===========  ===========  ===========  ===========

Average Weighted Shares:
   Primary                                    9,782,328    8,164,511    8,988,646    8,163,782
   Diluted                                    9,786,943    8,179,453    8,997,557    8,179,296

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)

                                                              Average Balance
                                         ---------------------------------------------------------
                                           Quarter Ended     Six Months Ended       Year Ended
                                              6/30/06             6/30/06            12/31/05
                                         -----------------   -----------------   -----------------
EARNING ASSETS:
  Net loans                              $        879,940    $        869,773    $        808,796
  Federal funds sold and other
   interest-bearing assets                         25,307              20,586              20,111
  Securities:
   Taxable                                        347,480             336,927             321,250
   Tax-exempt                                     118,653             119,087             123,513
                                         -----------------   -----------------   -----------------
Totals                                          1,371,380           1,346,373           1,273,670
                                         -----------------   -----------------   -----------------

INTEREST-BEARING LIABILITIES:
  Interest-bearing deposits                       991,826             972,533             938,410
  Borrowed funds, federal funds
   purchased and securities sold
   under agreements to
   repurchase and other
   interest-bearing liabilities                   194,269             199,191             183,311
                                         -----------------   -----------------   -----------------
Totals                                          1,186,095           1,171,724           1,121,721
                                         -----------------   -----------------   -----------------

Net amounts                              $        185,285    $        174,649    $        151,949
                                         -----------------   -----------------   -----------------


                                                                Interest For
                                         ---------------------------------------------------------
                                           Quarter Ended     Six Months Ended       Year Ended
                                              6/30/06             6/30/06            12/31/05
                                         -----------------   -----------------   -----------------
EARNING ASSETS:
  Net loans                              $         16,580    $         32,003    $         53,035
  Federal funds sold and other
   interest-bearing assets                            384                 553                 669
  Securities:
   Taxable                                          4,157               7,959              14,433
   Tax-exempt                                       1,267               2,484               5,047
                                         -----------------   -----------------   -----------------
Totals                                             22,388              42,999              73,184
                                         -----------------   -----------------   -----------------

INTEREST-BEARING LIABILITIES:
  Interest-bearing deposits                         7,825              14,438              20,327
  Borrowed funds, federal funds
   purchased and securities sold
   under agreements to
   repurchase and other
   interest-bearing liabilities                     2,477               4,733               7,643
                                         -----------------   -----------------   -----------------
Totals                                             10,302              19,171              27,970
                                         -----------------   -----------------   -----------------

Net amounts                              $         12,086    $         23,828    $         45,214
                                         -----------------   -----------------   -----------------

                                                               Yields Earned
                                                             And Rates Paid (%)
                                         ---------------------------------------------------------
                                           Quarter Ended     Six Months Ended       Year Ended
                                              6/30/06             6/30/06            12/31/05
                                         -----------------   -----------------   -----------------
EARNING ASSETS:
  Net loans                                          7.56                7.42                6.56
  Federal funds sold and other
   interest-bearing assets                           6.09                5.42                3.33
  Securities:
   Taxable                                           4.80                4.76                4.49
   Tax-exempt                                        4.28                4.21                4.09
                                         -----------------   -----------------   -----------------
Totals                                               6.55                6.44                5.75
                                         -----------------   -----------------   -----------------

INTEREST-BEARING LIABILITIES:
  Interest-bearing deposits                          3.16                2.99                2.17
  Borrowed funds, federal funds
   purchased and securities sold
   under agreements to
   repurchase and other
   interest-bearing liabilities                      5.11                4.79                4.17
                                         -----------------   -----------------   -----------------
Totals                                               3.48                3.30                2.46
                                         -----------------   -----------------   -----------------

Net margin                                           3.61                3.57                3.55
                                         -----------------   -----------------   -----------------

Note: Yields on a tax equivalent
 basis would be:
  Tax-exempt securities                              6.59                6.47                6.29
                                         -----------------   -----------------   -----------------
  Total earning assets                               6.75                6.64                5.96
                                         -----------------   -----------------   -----------------
  Net margin                                         3.73                3.77                3.76
                                         -----------------   -----------------   -----------------

Tax equivalent income
 (in thousands)                                       682               1,338               2,718
                                         -----------------   -----------------   -----------------